                                                                Exhibit 4.3(h)

                                                               EXECUTION VERSION

               EIGHTH AMENDMENT AND CONSENT TO FINANCING AGREEMENT

            EIGHTH AMENDMENT AND CONSENT TO FINANCING AGREEMENT, dated as of July 25, 2005 (this "Amendment"), to the Amended and Restated Financing Agreement, dated as of September 4, 2003, as amended by the First Amendment to Financing Agreement, dated as of November 23, 2004, the Second Amendment to Financing Agreement, dated as of April 13, 2005, the Third Amendment and Consent to Financing Agreement, dated as of May 30, 2005 (the "Third Amendment"), the Fourth Amendment and Consent to Financing Agreement, dated as of June 22, 2005 (the "Fourth Amendment"), the Fifth Amendment and Consent to Financing Agreement, dated as of June 27, 2005 (the "Fifth Amendment"), the Sixth Amendment and Consent to Financing Agreement, dated as of July 5, 2005 (the "Sixth Amendment"), and the Seventh Amendment and Consent to Financing Agreement, dated as of July 11, 2005 (the "Seventh Amendment") (such agreement as amended, and as further amended, restated or otherwise modified from time to time, being hereinafter referred to as the "Financing Agreement"), by and among Allied Holdings, Inc., a Georgia corporation (the "Parent"), Allied Systems, Ltd. (L.P.), a Georgia limited partnership ("Allied Systems" and together with the Parent, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto, the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC, a Delaware limited liability company, as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and Wells Fargo Foothill, Inc., a California corporation, formerly known as Foothill Capital Corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and, together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                              W I T N E S S E T H:

            WHEREAS, the Borrowers have requested that the Required Lenders amend the Financing Agreement to modify the multiplier contained in Section 2.01(b)(iv) of the Financing Agreement for the period beginning on the date hereof and ending on August 1, 2005 (the "Termination Date"); and

            WHEREAS, absent the accommodations in the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, all of the Obligations (as defined in the Financing Agreement), including the Prepayment Premium (as defined in the Financing Agreement) would have been due and payable on the date of each of the foregoing amendments.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

            2. Amendment to Financing Agreement. Section 2.01(b)(iv) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "The aggregate principal amount of the Loans and Letter of Credit Obligations shall not at any time exceed (A) an amount equal to (x) three and one quarter (3.25) multiplied by (y) the Consolidated EBITDA of the Parent and its Subsidiaries for the most recently completed twelve months after giving effect, if any, to the pro forma adjustments set forth in Schedule 2.01(b)(iv) or (B) the maximum principal amount of Indebtedness which is permitted to be incurred by the Parent and its Subsidiaries under clause (i) of the second paragraph of Section 4.09 of the Indenture less all outstanding Capital Lease Obligations (as defined in the Indenture) incurred under such clause (i), provided, however, that solely for the period commencing on May 1, 2005 and ending on August 1, 2005, the aggregate principal amount of the Loans and Letter of Credit Obligations shall not at the end of any Business Day exceed
                  (A) an amount equal to (x) four (4.00) multiplied by (y) the Consolidated EBITDA of the Parent and its Subsidiaries for the most recently completed twelve months after giving effect, if any, to the pro forma adjustments set forth in Schedule 2.01(b)(iv) or (B) the maximum principal amount of Indebtedness which is permitted to be incurred by the Parent and its Subsidiaries under clause (i) of the second paragraph of Section 4.09 of the Indenture less all outstanding Capital Lease Obligations (as defined in the Indenture) incurred under such clause (i)."

            3. Other Agreements. Without any prejudice or impairment whatsoever to any of the rights and remedies of the Agents or the Lenders contained in the Financing Agreement or in any other Loan Documents, the Loan Parties covenant and agree with the Agents and the Lenders (the occurrence of, the failure to comply with, or the inaccuracy thereof (as applicable), shall constitute an immediate Event of Default) that:

            (a) As of the close of business on July 22, 2005, the outstanding aggregate principal amount of the Loans is equal to $135,094,795.77 of which $21,544,697.90 constitutes Revolving Loans, $68,550,097.87 constitutes the Term Loans, $20,000,000 constitutes the Supplemental Term Loans and $25,000,000 constitutes the Additional Supplemental Term Loans, and the outstanding, aggregate amount of Letter of Credit Obligations is equal to $43,695,036.45;

            (b) for the period commencing on the date of this Amendment through and including the Termination Date, the aggregate outstanding principal amount of Revolving Loans as of the end of each Business Day shall not exceed the lesser of (A) the aggregate principal amount of Revolving Loans that the Borrowers are permitted to borrow under the Financing

Agreement and (B) $24,998,000, provided, that for such period, a portion of the availability of Revolving Loans that the Borrowers may borrow (after giving effect to the immediately preceding clause) in an aggregate principal amount equal to $2,055,723.00 (the "Professional Expense Cap") shall be reserved solely to make payment of fees and expenses of professional advisors to the Loan Parties who will advise the Loan Parties during an Insolvency Proceeding, whether anticipated or actual (the "Professional Expenses"), and the Loan Parties may make payment of such Professional Expenses in an aggregate principal amount not exceeding the Professional Expense Cap,

            (c) for the period commencing on the date of this Amendment through and including the Termination Date, the Agents and the Lenders shall have no obligation to make any additional Loans in excess of amounts set forth in clause (b) above, and the making of any additional Loans or other extensions of credit to any Loan Party in excess of such amount, if any, shall be at the sole and absolute discretion of each of the Agents and the Lenders;

            (d) commencing on the date hereof and continuing until the Termination Date, the Letter of Credit Obligations shall not exceed $43,695,036.45 and the Agents and the Lenders shall have no obligation to issue or otherwise establish (or assist in establishing) any additional Letters of Credit (including any renewals, increases in or other extensions of any existing Letters of Credit);

            (e) for the period commencing on the date of this Amendment until the earlier of the Termination Date and the occurrence of any Event of Default, all of the Obligations shall accrue at a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of the Financing Agreement plus 3.0%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified therein for any Loan then outstanding prior to an Event of Default plus 3.0%;

            (f) notwithstanding anything to the contrary contained herein or in the Financing Agreement, it is agreed that, in consideration of the accommodations of the Lenders and the Agents hereunder and in each of the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, the Prepayment Premium in an aggregate amount equal to $1,900,000 is due as of the Amendment Effective Date and shall be payable by the Borrowers on the Termination Date;

            (g) each of the following events shall constitute an additional Event of Default under the Financing Agreement: (i) since December 31, 2004, the occurrence of any of the following (to the extent not otherwise disclosed by the Parent to the Agents in writing prior to July 5, 2005): any material adverse effect on any of (A) the operations, business, assets, properties, prospects or condition (financial or otherwise) of any Borrower or of the Loan Parties taken as a whole, as determined by any Agent in its sole discretion or (B) the industries, businesses or markets within which Parent or any of its Subsidiaries or its customers operate or otherwise conduct business, in each case, as determined by any Agent in its sole discretion, (ii) since December 31, 2004, the occurrence of any of the following (to the extent not otherwise disclosed by the Parent to the Agents in writing prior to July 5, 2005): any material disruption or general adverse developments in the financial, banking or capital markets, as determined by any Agent in its sole discretion, and (iii) any Loan Party or any Affiliate thereof or any Person or entity claiming by or through such Loan Party or other Person joins in, assists, cooperates or participates as an adverse witness (except under subpoena) in any suit or other judicial proceeding against any Agent or Lender or any of their Affiliates relating to the Obligations or any amounts owing in connection with or related to any of the transactions contemplated by the Financing Agreement, this Amendment or the other Loan Documents or any document, agreement, or instrument executed in connection with any of the foregoing;

            (h) commencing on the date of this Amendment and through and including the Termination Date, the Parent will, on each Business Day at the earlier of (x) 12:00 noon (New York City time) and (y) the delivery of a Notice of Borrowing, deliver to the Agents, a certificate from the Chief Executive Officer, the Chief Financial Officer, the Treasurer, or any Vice President of the Parent, certifying as to the aggregate outstanding principal amount of the Revolving Loans and the Letter of Credit Obligations and the Term Loan, the Supplemental Term Loan and the Additional Supplemental Term Loan, and the payment of any Professional Expenses and Refinancing Costs (as defined in the Seventh Amendment), as of the end of business on the immediately preceding Business Day, and containing such detail and other information as any Agent may request from time to time;

            (i) the Loan Parties shall comply with all of the terms, covenants and provisions contained in the Financing Agreement and the other Loan Documents (subject to any applicable grace periods set forth in the Financing Agreement), as such terms, covenants and provisions are expressly modified by this Amendment upon the terms set forth herein; and

            (j) the Loan Parties shall at any time and from time to time execute and deliver such further instruments and take such further action as any Agent may reasonably request to effect the purposes of this Amendment, the Financing Agreement and the other Loan Documents.

            4. Representations and Warranties. Each Loan Party represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

            (a) Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, to execute and deliver this Amendment and each Loan Document to which it is a party, and to consummate the transactions contemplated thereby and, in the case of the Borrowers, to make the borrowings under the Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

            (b) The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual

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restriction binding on or otherwise affecting it or any of its properties, (iii)
do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, which, in the case of this clause (iv), is reasonably expected to have a Material Adverse Effect.

            (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required as a condition to the
(i) due execution, delivery and performance by any Loan Party of this Amendment or (ii) performance by each Loan Party of the Financing Agreement, as amended hereby.

            (d) Each of this Amendment and the Financing Agreement, as amended hereby, and the other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity.

            (e)   The representations and warranties contained herein, in
Article VI of the Financing Agreement and in each other Loan Document are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date after giving effect to this Amendment in accordance with its terms.

            5. Effective Date. This Amendment shall be effective at the last to occur of the following (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

            (a) the date on which counterparts to this Amendment, signed by each of the Loan Parties and the Required Lenders, have been executed and delivered to the Collateral Agent;

            (b) the date on which the Collateral Agent shall have received a certificate of the chief executive officer or the chief financial officer of the Parent, certifying as to the matters set forth in Section 5(c) hereof;

            (c) each of the following shall be true: (i) the representations and warranties of each Loan Party contained herein and in the other Loan Documents shall be true and correct on and as of the Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no Default or Event of Default shall have occurred after giving effect to this Amendment, and (iii) since December 31, 2004, except as otherwise disclosed in writing by the Parent to the Collateral Agent on or prior to the Amendment Effective Date, (A) no Material Adverse Effect shall have occurred and (B) there shall not have occurred any event that may reasonably be expected to result in any event described in paragraph 3(e) of this Amendment; and

            (d) the date on which the Loan Parties shall have paid all fees and expenses of the Agents related to this Amendment and the administration of the Financing Agreement and the other Loan Documents, which have been invoiced to the Parent on or prior to the date hereof.

            6.    Ratification and Confirmation.

            (a) Except as otherwise expressly provided herein, (i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (A) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment and (B) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest in or lien on any collateral as security for the Obligations or Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) except as expressly agreed to in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

            (b) Except as expressly set forth herein, this Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

            7.    Release. Each Loan Party hereby acknowledges and agrees that:
(a) neither it nor any of its Affiliates has any claim or cause of action against any Agent, any Lender or the L/C Issuer (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent, each Lender and the L/C Issuer has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents, the Lenders and the L/C Issuer wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents', the Lenders' and the L/C Issuer's rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and the L/C Issuer and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent, any Lender or the L/C Issuer contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

            8. Indemnity and Expenses. Each Loan Party hereby agrees (a) to indemnify and hold harmless the Agents, each Lender and their shareholders, partners, members, officers and representatives (each an "Indemnified Person") from and against any and all claims, damages, liabilities and expenses, including, without limitation, attorneys' fees and disbursements, which may be incurred by or asserted against any such Indemnified Person in any investigation, litigation, suit or action arising out of or relating to (i) the release pursuant hereto of any security interest, lien, encumbrance or other charge granted to the Collateral Agent or (ii) the payment of any of the Obligations or Guaranteed Obligations as provided herein; (b) to pay all costs and expenses in connection with the preparation, execution, delivery, filing and recording of this Agreement, and the performance of any other acts and the execution of any other documents required to effect the release of any security pursuant hereto, including, without limitation, the fees and disbursements of counsel to the Agents; and (c) to pay any and all stamp and other transfer or filing taxes and fees payable or determined to be payable in connection with the execution and delivery hereof or any release document pursuant hereto, and to hold each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

            9.    Miscellaneous.

            (a) This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

            (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            (c) This Amendment shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed within such state.

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

            (d) The Loan Parties hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if
(i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                [remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             BORROWERS:

                                             ALLIED HOLDINGS, INC.

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             ALLIED SYSTEMS, LTD. (L.P.)

                                             By: Allied Automotive Group, Inc.

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             GUARANTORS:

                                             ALLIED AUTOMOTIVE GROUP, INC.
                                             ALLIED FREIGHT BROKER, LLC
                                             ALLIED SYSTEMS (CANADA) COMPANY
                                             AXIS ARETA, LLC
                                             AXIS CANADA COMPANY
                                             AXIS GROUP, INC.
                                             AXIS NETHERLANDS, LLC
                                             COMMERCIAL CARRIERS, INC.
                                             CORDIN TRANSPORT, LLC
                                             CT SERVICES, INC.
                                             F.J. BOUTELL DRIVEAWAY LLC
                                             GACS INCORPORATED
                                             KAR-TAINER INTERNATIONAL, LLC
                                             QAT, INC.
                                             RMX LLC
                                             TERMINAL SERVICE LLC
                                             TRANSPORT SUPPORT, LLC

                                             By: _______________________________
                                                 Name:
                                                 Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                             COLLATERAL AGENT AND LENDER:

                                             ABLECO FINANCE LLC

                                             By: _______________________________
                                                 Name:
                                                 Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                             ADMINISTRATIVE AGENT AND LENDER:

                                             WELLS FARGO FOOTHILL, INC.,
                                             formerly known as Foothill Capital
                                             Corporation

                                             By: _______________________________
                                                 Name:
                                                 Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                    LENDERS:

                                    A3 FUNDING LP

                                    By: A3 Fund Management LLC,
                                        its General Partner

                                    By: _______________________________
                                        Name:
                                        Title:

                                    STYX INTERNATIONAL, LTD.

                                    By: Partridge Hill Overseas Management, LLC,
                                        as Investment Manager

                                    By: _______________________________
                                        Name:
                                        Title:

                                    THE LONG HORIZONS OVERSEAS FUND,
                                    LTD.

                                    By: Old Stand Management, L.L.C.,
                                        as Investment Manager

                                    By: _______________________________
                                        Name:
                                        Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                             A4 FUNDING LP

                                             By: A4 Fund Management Inc.,
                                                 its General Partner

                                             By: _______________________________
                                                 Name:
                                                 Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                           ADAMS STREET CBO 1998-1, LTD.

                                           By: _______________________________
                                               Name:
                                               Title:

                                           1888 FUND, LTD.

                                           By: Guggenheim Investment Management,
                                               LLC as Collateral Manager

                                           By: _______________________________
                                               Name:
                                               Title:

                                           FORTWIRTH CDO LTD.

                                           By: _______________________________
                                           Name:
                                             Title:

                                           MAGMA CDO LTD.

                                           By: _______________________________
                                               Name:
                                               Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                             STELLAR FUNDING, LTD.

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             UPPER COLUMBIA CAPITAL COMPANY, LLC

                                             By: _______________________________
                                                 Name:
                                                 Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                    FORTRESS CREDIT
                                    OPPORTUNITIES I LP

                                    By: Fortress Credit Opportunities I GP LLC,
                                        its general partner

                                    By: ________________________________
                                        Name:
                                        Title:

                                    DB SPECIAL OPPORTUNITIES LLC

                                    By: Drawbridge Special Opportunities
                                        Advisors LLC, its Authorized Signatory

                                    By: ________________________________
                                        Name:
                                        Title:

                                    FORTRESS CREDIT
                                    OPPORTUNITIES II LP

                                    By: Fortress Credit Opportunities II GP LLC,
                                        its general partner

                                    By: ________________________________
                                        Name:
                                        Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                            CONGRESS FINANCIAL CORPORATION
                                            (CENTRAL)

                                            By: ________________________________
                                                Name:
                                                Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                            STANDARD FEDERAL BANK NATIONAL
                                            ASSOCIATION

                                            By: LaSalle Business Credit, LLC, a
                                                Delaware Limited liability
                                                company, successor by merger to
                                                LaSalle Business Credit, Inc., a
                                                Delaware corporation, as Agent

                                            By: ________________________________
                                                Name:
                                                Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                            TEXTRON FINANCIAL CORPORATION

                                            By: ________________________________
                                                Name:
                                                Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                          HCM/Z SPECIAL OPPORTUNITIES LLC,
                                          formerly known as HZ Special
                                          Opportunities LLC

                                          By: Highbridge Capital Management, LLC

                                          By: __________________________________
                                              Name:
                                              Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT

                                            BERNARD GLOBAL LOAN INVESTORS, LTD.,
                                            formerly known as Bernard Leveraged
                                            Loan Investors, Ltd.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            BERNARD NATIONAL LOAN INVESTORS,
                                            LTD.

                                            By: ________________________________
                                                Name:
                                                Title:

                     EIGHTH AMENDMENT TO FINANCING AGREEMENT